Exhibit (c)(3)
   Project River  P R E S E N TAT I O N T O T H E S P E C I A L C O M M I T T E E  6 A U G U S T 2 0 2 0  C O N F I D E N T I A L

     The information herein has been prepared by Lazard Frères & Co. LLC (“Lazard”) based upon information supplied by you, the Special Committee ofHudson Ltd. (“Hudson” or the “Company”) or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. Lazard has relied upon the accuracy and completeness of the foregoing information, and has not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, Lazard has assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments as to the future financial performance of the Company. Lazard assumes no responsibility for and expresses no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise.Lazard is not making any assessment regarding impact or the economic effects of the COVID-19 virus, including with respect to the potential impact or effects on the future financial performance of the Company. Subsequent developments, including, without limitation, in relation to COVID-19, may affect the forecasts and other information set out in this document and Lazard assumes no responsibility for updating or revising this document based on circumstances or events after the date hereof. These materials and the information contained herein are confidential and, other than as required by applicable law, may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee, and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.  Disclaimer  P R O J E C T R I V E R  C O N F I D E N T I A L

 C O N F I D E N T I A L  I Situation Update  P R O J E C T R I V E R

PROJECT RIVER | SITUATION UPDATE

Overview

- **On July 6, 2020, Juan Carlos Torres Carretero, Executive Chairman of Dufry AG (“Dufry”), sent a letter to the Audit Committee of Hudson Ltd. (“Hudson” or the “Company”) to express Dufry’s proposal to acquire the minority interest of Hudson that it does not currently own for $6.25 per share in cash**
  - Dufry does not own any publicly-traded Class A common shares of Hudson, but owns 100% of the Class B common shares which have 10-times the voting power; under the current structure, Dufry owns ~57% of economic interest and ~93% of voting interest in Hudson
  - Dufry expressed its desire to enter into a definitive agreement by August 2, 2020, in order to announce the transaction on August 3, 2020 in conjunction with the presentation of its financial results for the first-half of 2020
  - Dufry expressed interest in the transaction for the following reasons:
    1. Ability to significantly reduce the operating and governance complexities Dufry incurs with its listing on the SIX Swiss Exchange and that of Hudson's on the New York Stock Exchange
    2. Eliminate stand-alone public company costs at Hudson; these savings could be reinvested into growth initiatives
    3. Seamless execution, since Dufry has provided ongoing operational, supply chain and financial support to Hudson since the carve-out IPO of Hudson
- **On July 15, 2020, Joaquín Moya-Angeler Cabrera, Chairman of the Special Committee of the Board of Directors of Hudson, responded to the July 6 letter from Dufry to request clarification with regard to various aspects of the Dufry proposal, including form of consideration, shareholder approval, and financing, among others**
- **Since the response letter sent by Hudson on July 15, 2020, and including through the exchange of several additional letters, the two parties and their advisors have worked diligently to clarify the terms and conditions of the Dufry proposal, while Hudson Management has developed and refined a long range business plan for the Committee to use in evaluating a potential transaction**
- **The analysis reflected herein is preliminary in nature and remains subject to material change based on finalization of Hudson’s financial projections and changes in market inputs, among other factors**

LAZARD 1

PROJECT RIVER | SITUATION UPDATE

Summary of Dufry's July 6, 2020 Proposal

Structure	• Acquisition of the publicly-traded minority interest of Hudson that Dufry does not currently own
Transaction Consideration[1]	• All cash consideration of $6.25 per Hudson share • Implied Total Equity Value of $584m
Implied Premium	• Implied premium / (discount) to: o Current trading price as of 8/5/2020 ($4.93): 27% o 30-day VWAP as of 8/5/2020 ($4.56): 37% o Last trading day before offer on 7/2/2020 ($5.06): 24% o 52-week high on 1/8/2020 ($15.72): (60%)

Source: FactSet as of 8/5/2020, public information.

1 Implied Total Equity Value assumes FDSO of 93.39m.

LAZARD 2

 C O N F I D E N T I A L  II Selected Market Perspectives  P R O J E C T R I V E R

PROJECT RIVER	II SELECTED MARKET PERSPECTIVES

Observations on Hudson's Class A Shareholder Base

Notable Ownership Concentration with Limited Float	• Class A shares represent ~43% of economic and ~7% of voting rights, with the balance being attributable to Class B shares which are fully owned by Dufry • The top 10 owners of Hudson Class A shares collectively account for ~60% of the Class A shareholder base, notably above the S&P 500 average of 48% – Higher concentration places considerable influence in the hands of relatively few shareholders, heightening the importance of engaging proactively and frequently with these owners • Total current market capitalization of Hudson is $460m[1], with $199m[2] attributable to Class A shares with an average daily traded volume of ~0.8m shares / ~$3.9m over the last 3 months
Numerous Owners Since IPO	• 11 of Hudson's top 25 shareholders (at the parent[3] level), including three of the top five owners, have held shares of Hudson continuously since the IPO – The weighted average cost basis for these 11 owners, taking into account buying and selling since the IPO, is $16.48; Hudson's current stock price[1] represents a 74% discount to this cost basis – By contrast, the six top 25 shareholders who have held the stock for less than one year have a weighted average cost basis of $6.64; Hudson's current stock price[1] represents a 26% discount to this cost basis
Differing Shareholder Geographies	• Hudson's top shareholders at the parent level are overwhelmingly North American institutional investors – By contrast, Dufry's top institutional owners are generally based in Europe, with a handful of U.S. and Asian institutions represented as well
Minimal Shareholder Overlap with Dufry	• At the parent level, there is moderate overlap with shareholders holding positions in both Hudson and Dufry composing ~37% of Hudson's and ~13% of Dufry's shareholder bases, although the overlap is not extensive as Hudson's top owners are predominantly U.S. institutions whereas Dufry's are principally European • At the sub-fund level, however, shareholder overlap is minimal with shareholders holding positions in both Hudson and Dufry only composing ~1% of Hudson's and <1% of Dufry's shareholder bases

LAZARD

Note: Ownership stake of Hudson's Class A Shares based on basic shares outstanding, consolidated across funds.
1 Based on Hudson's closing price of $4.93 on 8/5/2020.
2 Includes dilutive securities (PSUs and RSUs).
3 References to the "parent level", when referring to shareholders, are references to the ultimate controlling entity of the shareholders.

3

PROJECT RIVER | II SELECTED MARKET PERSPECTIVES

Hudson's Top 25 Shareholders

(pos in 000s, $ in millions)

● History of Activist/Vocalist Behavior

Activist	#	Shareholder	Ownership Stake	Cumulative Holdings		Current Position	Current Market Value	Jurisdiction	Estimated Cost Basis[1]	Holding Period (Yrs.)
	1	Russell Investment Management		10.7%		4,206	$18	U.S.	$9.18	1.6
	2	JPMorgan Chase	8.2%	18.9%		3,225	14	U.S.	15.78	Since IPO
●	3	ClearBridge[3]	6.9%	25.8%		2,800	12	U.S.	18.03	Since IPO
●	4	TimesSquare Capital Management	6.8%	32.6%		2,684	12	U.S.	15.83	Since IPO
●	5	Newtyn Management	5.1%	37.7%	Top 5	1,999	9	U.S.	6.44	0.3
	6	BlackRock	5.1%	42.8%		1,994	9	U.S.	16.41	Since IPO
	7	MFS	5.0%	47.8%		1,985	9	U.S.	16.29	1.8
	8	Power Corp. of Canada[4]	5.0%	52.8%		1,948	8	U.S. / Canada	19.05	1.8
	9	Renaissance Technologies	4.4%	57.1%		1,712	7	U.S.	12.72	1.8
	10	Hawk Ridge Capital Management	3.1%	60.2%	Top 10	1,223	5	U.S.	6.44	0.3
	11	State Street	1.8%	62.0%		713	3	U.S.	16.76	Since IPO
	12	Eagle Asset Management	1.6%	63.6%		625	3	U.S.	12.59	1.1
●	13	D. E. Shaw	1.5%	65.1%		598	3	U.S.	11.22	1.8
	14	Dimensional	1.2%	66.3%		463	2	U.S.	12.01	1.1
	15	Bridgeway Capital Management	1.1%	67.5%	Top 15	448	2	U.S.	6.44	0.3
	16	Northern Trust	1.0%	68.5%		396	2	U.S.	16.69	Since IPO
	17	TIAA	1.0%	69.4%		382	2	U.S.	15.74	Since IPO
	18	Boston Partners	0.9%	70.3%		339	1	U.S.	9.04	0.6
	19	Wells Fargo	0.8%	71.1%		331	1	U.S.	15.10	Since IPO
	20	UBS	0.8%	71.9%	Top 20	308	1	Switzerland[5]	17.58	Since IPO
	21	Columbia Management	0.8%	72.7%		254	1	U.S.	17.57	1.8
●	22	Alden Global Capital	0.6%	73.3%		250	1	U.S.	6.44	0.6
	23	Royce & Associates	0.6%	74.0%		245	1	U.S.	6.44	0.6
	24	Geode Capital Management	0.6%	74.6%		236	1	U.S.	15.21	Since IPO
	25	Two Sigma	0.6%	75.1%	Top 25	216	1	U.S.	18.24	Since IPO

Total Ownership Breakdown[2]



Retail / Unknown 9%
Passive 8%
Active 83%

Shareholder Concentration



Today
2 Years Ago
37.7%
41.1%
60.2%
63.8%
Shareholder #
1
2
3
4
5
6
7
8
9
10
Cumulative % O/S

Source: *FactSet and Company data as per most recent filings. Market data as of 7/24/2020.*
Note: Ownership stake of Hudson's Class A Shares based on basic shares outstanding, consolidated across funds.
1 Based on FactSet cost basis data and relevant filings, as measured through 7/24/2020.
2 Reflects entire shareholder base, not just top 25 shareholders, as per FactSet holdings information.
3 2.8m current position is based on shareholder data received from the Company; position may be lower in actuality.
4 Ultimate parent of Mackenzie Financial (4.8%) and PanAgora Asset Management (0.2%).
5 Stake is held through UBS Financial Services, which is headquartered in the U.S.; UBS Financial Services' parent company, UBS, is headquartered in Switzerland.

LAZARD 4

 I I S E L E C T E D M A R K E T P E R S P E C T I V E S  Shareholder Evolution: Since IPO(shares in millions)    CURRENT TOP 25 SHAREHOLDERS  NOTABLE FORMER TOP 25 SHAREHOLDERS  Bought:    Sold:        <25% of prior quarter position    <25% of prior quarter position      25%-50% of prior quarter position    25%-50% of prior quarter position      >50% of prior quarter position or new position    >50% of prior quarter position        Share Ownership (in millions)  Current Ownership  Δ Since    #  Shareholder  3/31/2018  6/30/2018  9/30/2018  12/31/2018  3/31/2019  6/30/2019  9/30/2019  12/31/2019  3/31/2020  % of Total  IPO    1  Russell Investment Management  –  –  –  0.0  0.1  0.0  0.0  1.8  4.2  10.7%  4.2    2  JPMorgan Chase  2.9  3.0  3.2  3.1  2.6  3.5  3.5  3.5  3.2  8.2%  0.3    3  ClearBridge1  0.0  0.0  3.2  3.5  3.7  3.8  3.8  4.1  4.2  6.9%  4.2    4  TimesSquare Capital Management  2.3  2.5  2.5  2.0  2.9  3.0  3.0  2.8  2.8  6.8%  0.5    5  Newtyn Management  –  –  –  –  –  –  –  –  2.0  5.1%  2.0    6  BlackRock  1.9  2.0  2.0  2.0  2.0  1.9  2.0  2.0  2.0  5.1%  0.1    7  MFS  –  –  0.9  1.3  1.6  1.7  1.7  1.7  2.0  5.0%  2.0    8  Power Corp. of Canada2  –  –  0.6  1.8  2.2  2.2  2.2  2.2  1.9  5.0%  1.9    9  Renaissance Technologies  –  –  0.2  0.2  0.4  0.6  1.0  1.4  1.7  4.4%  1.7    10  Hawk Ridge Capital Management  –  –  –  –  –  –  –  –  1.2  3.1%  1.2    11  State Street  0.6  0.6  0.7  0.7  0.7  0.7  0.7  0.7  0.7  1.8%  0.1    12  Eagle Asset Management  –  –  –  –  –  0.3  0.4  0.5  0.6  1.6%  0.6    13  D. E. Shaw  –  –  0.0  0.0  0.3  0.3  0.3  0.3  0.6  1.5%  0.6    14  Dimensional  –  –  –  –  –  0.2  0.2  0.4  0.5  1.2%  0.5    15  Bridgeway Capital Management  –  –  –  –  –  –  –  –  0.5  1.1%  0.5    16  Northern Trust  0.3  0.4  0.4  0.4  0.4  0.4  0.4  0.4  0.4  1.0%  0.1    17  TIAA  0.2  0.4  0.6  0.6  0.4  0.4  0.4  0.6  0.4  1.0%  0.2    18  Boston Partners  –  –  –  –  –  –  –  0.1  0.3  0.9%  0.3    19  Wells Fargo  0.1  0.1  0.1  0.1  0.1  0.2  0.3  0.3  0.3  0.8%  0.2    20  UBS  0.0  0.0  0.4  0.7  1.0  1.0  0.8  0.7  0.3  0.8%  0.3    21  Columbia Management  –  –  0.1  0.2  0.2  0.3  0.3  0.3  0.3  0.8%  0.3    22  Alden Global Capital  –  –  –  –  –  –  –  –  0.2  0.6%  0.2    23  Royce & Associates  –  –  –  –  –  –  –  –  0.2  0.6%  0.2    24  Geode Capital Management  0.1  0.1  0.1  0.1  0.2  0.2  0.2  0.2  0.2  0.6%  0.1    25  Two Sigma  –  0.1  0.3  0.3  0.3  0.3  0.3  0.3  0.2  0.6%  0.2    26  Goldman Sachs  2.6  1.1  1.5  1.3  0.3  0.2  0.3  0.3  0.2  0.5%  (2.4)    28  Citadel Advisors  1.6  1.3  0.9  0.7  0.6  0.4  0.5  0.4  0.2  0.5%  (1.4)    35  Marshal Wace  0.3  0.6  0.7  0.4  0.1  –  0.0  –  0.1  0.3%  (0.2)    37  Parametric Portfolio Associates  –  0.1  0.2  0.4  0.6  0.8  1.3  0.8  0.1  0.2%  0.1    41  Neuberger Berman  5.7  5.0  3.9  3.1  3.0  2.6  2.2  1.4  0.1  0.2%  (5.6)    54  Point 72 Asset Management  2.1  1.8  0.5  1.9  1.9  0.1  –  –  0.0  <0.1%  (2.1)    58  Voya Investment Management  –  0.0  0.5  1.1  0.0  0.0  0.0  0.0  0.0  <0.1%  <0.1    74  Acadian Asset Management  –  0.7  1.5  1.5  1.4  1.2  1.1  –  0.0  <0.1%  <0.1  P R O J E C T R I V E R  Source: FactSet and Company data as per most recent filings. Market data as of 7/24/2020.Note: Ownership stake of Hudson’s Class A Shares based on basic shares outstanding, consolidated across funds.2.8m current position is based on shareholder data received from the Company; position may be lower in actuality.Ultimate parent of Mackenzie Financial and PanAgora Asset Management.  5

 Hudson and Dufry Cross-Shareholder Analysis  (Parent Level)Shareholders holding positions in both Hudson and Dufry compose ~37% of Hudson’s and ~13% of Dufry’s shareholder bases at the parent level  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  Source: FactSet and Company data as per most recent filings. Market data as of 7/24/2020.Note: Ownership stake of Hudson’s Class A Shares based on basic shares outstanding, consolidated across funds.2.8m current position is based on shareholder data received from the Company; position may be lower in actuality.Ultimate parent of Mackenzie Financial and PanAgora Asset Management.Stake is held through UBS Financial Services, which is headquartered in the U.S.; UBS Financial Services’ parent company, UBS, is headquartered in Switzerland.Stake is held through UBS Asset Management Switzerland.  P R O J E C T R I V E R   Top 25 Shareholders         Holder  % O/S  Value  Jurisdiction  Russell Investment Management  10.7%  $18    JPMorgan Chase  8.2%  14    ClearBridge1  6.9%  12    TimesSquare Capital Management  6.8%  12    Newtyn Management  5.1%  9    BlackRock  5.1%  9    MFS  5.0%  9    Power Corp. of Canada2  5.0%  8  /  Renaissance Technologies  4.4%  7    Hawk Ridge Capital Management  3.1%  5    State Street  1.8%  3    Eagle Asset Management  1.6%  3    D. E. Shaw  1.5%  3    Dimensional  1.2%  2    Bridgeway Capital Management  1.1%  2    Northern Trust  1.0%  2    TIAA  1.0%  2    Boston Partners  0.9%  1    Wells Fargo  0.8%  1    UBS  0.8%  1  3  Columbia Management  0.8%  1    Alden Global Capital  0.6%  1    Royce & Associates  0.6%  1    Geode Capital Management  0.6%  1    Two Sigma  0.6%  1    Total (Top 25 Shareholders)  75.1%  $128     Top 25 Shareholders         Holder  % O/S  Value  Jurisdiction  Government of Qatar  9.6%  $155    Luis Andrew Holzer  8.9%  144    Norges Bank  5.0%  81    GIC  4.6%  74    Rupert Family  4.6%  73    Franklin Resources  3.1%  49    Vanguard  1.7%  28    BlackRock  1.5%  25    Dimensional  1.4%  23    Credit Suisse  1.4%  23    State of Zurich  1.0%  17    UBS  0.9%  15  4  King Street Capital Management  0.9%  14    Capitalatwork  0.8%  13    Financiere De L'echiquier  0.5%  8    Erste Asset Management  0.4%  7    Clartan Associes  0.4%  6    Pictet Asset Management  0.4%  6    Vontobel Asset Management  0.3%  5    Barings  0.3%  5    Geode Capital Management  0.3%  5    Standard Life Aberdeen  0.2%  4    Dufry  0.2%  4    Schroders  0.2%  4    TIAA  0.2%  3    Total (Top 25 Shareholders)  48.8%  $791      Represents overlapping shareholder  Total Cross-Shareholder Ownership    Hudson  Dufry  36.7%  13.1%  $105  $227                                                                                                            6

 Hudson and Dufry Cross-Shareholder Analysis  (Sub-Fund Level)Shareholders holding positions in both Hudson and Dufry compose ~1% of Hudson’s and <1% of Dufry’s shareholder bases at the sub-fund level  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  Source: FactSet as per most recent filings. Market data as of 7/24/2020.Note: Ownership stake of Hudson’s Class A Shares based on basic shares outstanding, consolidated across funds.  P R O J E C T R I V E R   Top 25 Sub-Funds         Holder  % O/S  Value  Jurisdiction  ClearBridge Small Cap Growth Fund  5.6%  9    JPMorgan Small Cap Growth Fund  5.3%  9    Janus Henderson Small Cap Value Fund  5.0%  9    Mackenzie US Mid Cap Growth Class  3.5%  6    ClearBridge Small Cap Fund  2.8%  5    iShares Russell 2000 ETF  2.3%  4    Schroder US Smaller Companies Fund  1.9%  3    Russell Multi Asset Growth Strategy Fund  1.8%  3    Bridge Builder Small/Mid Cap Growth Fund  1.7%  3    CREF Stock Account  1.2%  2    Bridgeway Omni Small Cap Value Fund  0.9%  2    iShares Russell 2000 Value ETF  0.9%  2    Principal Investors - Small Cap Growth Fund  0.7%  1    Russell US Small Cap Equity Fund  0.7%  1    Sun Life Schroder Global Mid Cap Fund  0.7%  1    IG Mackenzie US Opportunities Fund  0.6%  1    Guardian Small Cap Core VIP Fund  0.6%  1    Schroder ISF - US Smaller Companies  0.6%  1    JPMorgan Funds - US Small Cap Growth Fund  0.6%  1    Fidelity Small Cap Index Fund  0.5%  1    ClearBridge Variable Small Cap Growth Portfolio  0.5%  1    Columbia Small Cap Equity Strategies Fund  0.5%  1    Bridgeway Small Cap Value Fund  0.5%  1    JPMorgan - US Smaller Companies Fund  0.4%  1    Mackenzie US Mid Cap Growth Currency Fund  0.4%  1    Total (Top 25 Sub-Funds)  40.2%  $70      Represents overlapping shareholder  Total Cross-Shareholder Ownership    Hudson  Dufry  1.4%  0.3%  $2  $5   Top 25 Sub-Funds         Holder  % O/S  Value  Jurisdiction  Franklin Mutual. - Global Discovery Fund  2.3%  37    Vanguard Total Int. Stock Index Fund  0.9%  14    Franklin Mutual - European Fund  0.6%  9    DFA Continental Small Company Series  0.5%  8    CapitalatWork - Contrarian Equities at Work  0.5%  8    CSIF - Switzerland Total Market Index Blue  0.5%  8    Echiquier SICAV – Agressor  0.4%  7    Top Stocks  0.4%  7    CSIF - SPI Multi Premia Index Blue  0.4%  6    iShares SMIM (CH)  0.4%  6    Vanguard Developed Markets Index Fund  0.4%  6    FTIF SICAV - Mutual European Fund  0.4%  6    iShares Core MSCI EAFE ETF  0.4%  6    DFA International Core Equity Portfolio  0.3%  6    iShares MSCI EAFE Small Cap ETF  0.3%  5    Rouvier – Valeurs  0.3%  5    Swisscanto (CH) - Equity Switzerland  0.3%  5    Vontobel - Vescore Swiss Equity Multi Factor  0.3%  5    DFA International Small Cap Value Portfolio  0.3%  5    UBS ETF (CH) – SMIM  0.3%  4    Baring Europe Select Trust  0.3%  4    Pictet (CH) - Swiss Mid Small Cap  0.2%  3    CREF Stock Account  0.2%  3    UBS - Equities Switzerland Passive All II  0.2%  3    CapitalatWork Foyer Umbrella - Equities at Work  0.2%  3    Total (Top 25 Sub-Funds)  11.3%  $180                                                                                                            7

                                                                                                                                 4  4  4  4  4  4  4  4  4  4  2  2  2  3  3  3  3  3  3  3  3  2  2  1  1  1  1  1  1  1  1  1  1  1  1  1  1  1  1  3  3  3  2  2  2  2  2  2  2  1  1  1  2  2  2  2  2  2  1  1  1  $0.00  $5.00  $10.00  $15.00  $20.00  $25.00                                              Buy Hold Sell Stock Price Average Target Price    $7.08+43.7%vs. Current    $4.93  Broker Share Price Targets and Ratings  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R  Source: FactSet as of 8/5/2020, broker research.  Wall Street Stock Price Target  Broker Commentary  Wall Street Stock Price Target History    Firm  Date  Rating  Stock Price Target  Implied Return to Current  Credit Suisse  08/03/2020  Buy  $9.00  83%  Morgan Stanley  08/05/2020  Hold  $7.00  42%  UBS  08/03/2020  Hold  $5.25  6%    The continued lack of air travel was again evident in HUD's 2Q'20 results… It's going to be a slow recovery, but we think HUD is taking some of the right steps to ensure its long term viability… Plus, it's working with airports to delay rent, and in some cases, secure rent waivers. While there are limits to the degree to which it can utilize these, we think it shows that HUD is finding creative ways to minimize its cash burn.UBS, AUGUST 3, 2020Overall, our key take is that trends remain weak but are improving gradually, while HUD also continues to aggressively manage its cost structure to offset the declines in passenger volume, gain productivity efficiencies in stores that have reopened, and should see less pressure on gross margin in 2H vs. Q2.CREDIT SUISSE, AUGUST 3, 2020  8

                     2.0  4.0  6.0  8.0  10.0  12.0x  14.0  Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20  May-20  Aug-20  Multiple Evolution and Stock Performance – Since 08/2018  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R    Peer Average 10.0x    Hudson 7.0x (7/2/2020)3  Note: Travel Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. 1  23    Dufry 9.7x  EV / NTM EBITDAMultiple2  Indexed StockPerformance            0%Aug-18 Nov-18Source: FactSet as of 8/5/2020.  20%  40%  60%  80%  100%  120%  Feb-19 May-19 Aug-19  Nov-19  Feb-20  May-20  Aug-20    Peer Average43%    Hudson$4.9327%    Dufry CHF23.90 43%    CEOChange1      All Time High (9/21/2018)$23.22        Q3 2018        Q4 2018        Q1 2019        Q2 2019        Q3 2019        Q4 2019        Q1 2020        Q2 2020    Hudson Group announced on January 9, 2019 that CEO Joseph DiDomizio was leaving the company. Roger Fordyce, previously Executive Vice President and COO of Hudson Group, was 9appointed the new CEO.Excludes the impact of IFRS 16.Represents the date of the latest meaningful data point.

     Q2 2020        $62  0  100  Feb-18  May-18  Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20  May-20  Aug-20        (120)  (90)  (60)  (30)  0  30  $60  Feb-18  May-18  Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20  May-20        $25.0020.0015.0010.005.000.00  Feb-18 May-18 Aug-18  Nov-18  Feb-19  May-19  Aug-19  Nov-19  Feb-20 May-20  Aug-20  Current(8/5/20)$4.93    Q1 2018    Q2 2018    Q3 2018    Q4 2018      Q1 2019      Q2 2019    Q3 2019    Q4 2019      Q1 2020    CEO Change1      $427+2.7%      $499(0.1%)      $527(0.5%)      $471+2.5%                $510  $523  $445  (1.8%)  (2.0%)  +1.8%          $476+3.9%      $342(0.0%)      (21.3%)      $5+43.4%      $39+27.0%      $44+6.1%      $9(55.0%)      $15+109.5%      $54+16.1%      $57+13.0%      $22(24.5%)      n.m.($76)      ($88)n.m.Aug-20      +5.7%      +9.5%      (5.6%)      +1.4%      (1.6%)      (4.9%)      (2.7%)      (26.3%)      (7.5%)      +9.8%  Historical Performance vs. Quarterly Broker Estimates($ in millions, except per share information)  I I S E L E C T E D M A R K E T P E R S P E C T I V E S  P R O J E C T R I V E R      ActualBroker Estimate      Actual Broker Estimate  Source: FactSet as of 8/5/2020, public information.  23  Note: Quarterly EBIT figures for FY 2019 and Q1 2020 include IFRS 16 adjustments for comparability against broker estimates.1 Hudson Group announced on January 9, 2019 that CEO Joseph DiDomizio was leaving the company. Roger Fordyce, previously Executive Vice President and COO of Hudson Group, was appointed the new CEO.Positive % figures in ovals indicate outperformance versus estimate; negative % figures in ovals indicate underperformance versus estimate.% Figures in ovals indicate share price change between closing prior to earnings announcement and closing after earnings announcement.    EBIT  Turnover      $600    500    400  Quarterly  300  Turnover2  200  Quarterly EBIT2  Stock Price3  10

PROJECT RIVER
II SELECTED MARKET PERSPECTIVES

Management Forecast vs. Wall Street Consensus

($ in millions; FYE December 31)


Hudson Management
Morgan Stanley
Credit Suisse
UBS
Management '19A-'22E CAGR: (4.0%)
Management '19A-'22E CAGR: (10.6%)
Management '19A-'22E CAGR: (15.8%)
Management '19A-'22E CAGR: (4.4%)
Turnover[1]
EBITDA[2]
EBIT[3]
Net Income[4]
2020E
$868
$771
$886
$748
($119)
($156)
($62)
($89)
($281)
($314)
($214)
($275)
($218)
($336)
($174)
($188)
2021E
$1,443
$1,471
$1,325
$979
$45
$82
$94
$32
($53)
($8)
$42
($80)
($53)
($52)
($8)
$44
2022E
$1,731
$1,603
$1,457
$1,375
$151
$115
$164
$137
$55
$22
$85
$38
$11
($34)
$10
$53

Source: Management Business Plan (Case 1 and Case 2) as of 8/4/2020, UBS as of 8/3/2020, Credit Suisse as of 8/3/2020, Morgan Stanley as of 8/5/2020.

Note: Management Case 1 and Case 2 show identical forecasts until FY 2022E.

1 Calculated as the sum of Net Sales and Advertising Income.

2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US. Excludes the impact of IFRS 16.

3 Excludes the impact of IFRS 16.

4 Represents levered Net Income post Minority Interest.

LAZARD
11

 C O N F I D E N T I A L  III Preliminary Valuation Analysis  P R O J E C T R I V E R

PROJECT RIVER III PRELIMINARY VALUATION ANALYSIS

Preliminary Lazard Valuation

($ in millions; FYE December 31)

Methodology		Enterprise Value[1]	Implied Share Price[2] ($)	Commentary
Discounted Cash Flow Analysis	Management Case 1	$1,035 – $1,439	$8.77 – $13.20	Based on Hudson Management's Case 1 5-year projections which assume business travel recovers to Pre-COVID levels in the long-term WACC of 7.50% - 8.50%; Terminal Value growth rate of 1.0% - 2.0%; Implied Terminal Value multiple of 6.0x - 8.3x Implied Share Price range includes the NPV of future tax attributes including utilization of past and future NOLs, discounted at the Cost of Equity of 9.50% to 10.50%[3]
	Management Case 2	$928 – $1,291	$7.60 – $11.60	Based on Hudson Management's Case 2 5-year projections which assume 20% permanent long-term business travel loss vs. Case 1 WACC, Terminal Value growth rate and all other assumptions remain constant
Comparable Publicly Traded Companies Analysis[4]	EV / FY 2019A EBITDA	$1,153 – $1,574	$8.77 – $13.28	5.75x - 7.75x FY 2019A EBITDA valuation range based on relevant peer sample Applied to Hudson Management Plan's FY 2019A EBITDA of $211 million Equity Value has not been adjusted for the value of NOLs or other specific tax attributes
	EV / FY 2022E EBITDA	$769 – $1,070	$4.65 – $7.88	5.50x - 7.50x FY 2022E EBITDA valuation range based on relevant peer sample Applied to Hudson Management Plan's FY 2022E EBITDA of $151 million Equity Value has not been adjusted for the value of NOLs or other specific tax attributes
For Reference Only[4]	52-Week High / Low[5]	$556 – $1,802	$2.38 – $15.72	52-Week High of $15.72 observed on 1/8/2020 52-Week Low of $2.38 observed on 3/18/2020
	Analyst Price Targets	$824 – $1,175	$5.25 – $9.00	Credit Suisse (8/3/2020): Price Target of $9.00 Morgan Stanley (8/5/2020): Price Target of $7.00 UBS (8/3/2020): Price Target of $5.25

Current Price $4.93[6]

Dufry Offer Price $6.25

Source: Management Business Plan (Case 1 and Case 2) as of 8/4/2020, Dufry Letter to Hudson on 7/6/2020; FactSet as of 8/5/2020.

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/20.

1 For comparability purposes between the DCF and the Comparable Publicly Traded Companies Analysis, the Enterprise Value range shown here is excluding the value attributable to Non-Controlling Interest (NCI).

2 Based on Net Debt of $340m, Equity Investment of $6m, and FDSO of 93.39m.

3 Permanent tax attributes assumed 0% growth in terminal year (see pages 14 and 16 for detailed calculation).

4 Enterprise Value adjusted to exclude value attributable to NCI at a Book Value of NCI of $59m as of 6/30/2020.

5 Based on closing prices of respective trading date.

6 As of 8/5/2020 market close.

LAZARD 12

     PV of Terminal Value at TVGR of  1.0%  1.5%  2.0%  $1,084  $1,180  $1,294  984  1,065  1,159  897  966  1,045  Enterprise Value at TVGR of  1.0%  1.5%  2.0%  $1,229  $1,325  $1,439  1,125  1,206  1,300  1,035  1,104  1,183  Implied TV EBITDA Multiple at TVGR of  1.0%  1.5%  2.0%  6.9x  7.6x  8.3x  6.5  7.0  7.6  6.0  6.5  7.0  PV of FCF's H2 '20E ‒ ’25E  WACC  7.50%8.00%8.50%  $145$141$138  Terminal Value as % of EV at TVGR of  1.0%  1.5%  2.0%  88.2%  89.1%  89.9%  87.4%  88.3%  89.1%  86.7%  87.5%  88.4%  Implied Share Price2 ($) at TVGR of  1.0%  1.5%  2.0%  $10.95  $11.98  $13.20  $9.78  $10.65  $11.66  $8.77  $9.50  $10.35  Implied 2019 EBITDA Multiple at TVGR of  1.0%  1.5%  2.0%  7.7x  8.3x  9.0x  7.0  7.6  8.1  6.5  6.9  7.4  WACC  7.50%8.00%8.50%  Hudson Discounted Cash Flow Analysis – Management Case 1  ($ in millions; FYE December 31)  I I I P R E L I M I N A R Y V A L U A T I O N A N A L Y S I S  P R O J E C T R I V E R  Source: Hudson Management Business Plan Case 1 as of 8/4/2020.Note: FYE corresponds to Hudson Ltd.’s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.Tax expense excludes Net Operating Loss (NOL) utilization and other Tax Attributes which are valued separately (see page 14 for detailed calculation), which value is added to the Enterprise Value for the purposes of calculating the implied Equity Value (see footnote 2).Enterprise Value to Equity Value bridge assumes NOL and other Tax Attributes value range of $118m - $128m, Net Debt of $340m, Equity Investment of $6m, and FDSO of 93.39m.      Historical    Management Projection                    2019A  H1 2020A  H2 2020E  2021E    2022E  2023E  2024E  2025E  TY    Net Sales  $1,910  $391  $447  $1,410    $1,692  $1,918  $2,088  $2,244    $2,244  Advertising income  44  13  18  32    39  44  47  51    51  Turnover  $1,954  $403  $465  $1,443    $1,731  $1,962  $2,135  $2,295    $2,295  % Growth  --  --  --  66.1%    20.0%  13.3%  8.9%  7.5%      Cost of Goods Sold  (699)  (152)  (166)  (516)    (619)  (701)  (761)  (817)    (817)  Lease Expenses  (431)  (135)  (150)  (372)    (406)  (443)  (475)  (502)    (502)  Personnel Expenses  (436)  (131)  (135)  (372)    (408)  (428)  (465)  (497)    (497)  Other Expenses  (176)  (61)  (59)  (137)    (148)  (159)  (170)  (181)    (181)  Corporate Allocation  0  --  1  --    --  --  --  --    --  IC Fees CA to US  (0)  --  0  --    --  --  --  --    --  EBITDA  $211  ($75)  ($44)  $45    $151  $230  $264  $298    $298  % Margin  10.8%  (18.6%)  (9.5%)  3.1%    8.7%  11.7%  12.4%  13.0%    13.0%  Memo: EBITDA excl. Minority Interest  160      33    117  179  206  232    232  Depreciation & Amortization  (113)  (115)  (55)  (105)    (102)  (94)  (86)  (95)    (101)  Non-cash IFRS 16 Adjustments  (6)  (3)  9  7    7  7  7  7    7  EBIT  $92  ($192)  ($90)  ($53)    $55  $143  $184  $210    $204  % Margin  4.7%  (47.6%)  (19.2%)  (3.7%)    3.2%  7.3%  8.6%  9.2%    8.9%  Minority Interest  (34)  (10)  --  2    (21)  (39)  (46)  (52)    (50)  Tax Expense 1    (1)  --  (3)    (14)  (33)  (42)  (47)    (46)  % Tax Rate    0.4%  0.0%  6.8%    (39.9%)  (31.3%)  (30.2%)  (29.8%)    (29.8%)  NOPAT    ($203)  ($90)  ($55)    $21  $72  $97  $111    $108  % Margin    (50.3%)  (19.2%)  (3.8%)    1.2%  3.6%  4.5%  4.8%    4.7%  Plus: Depreciation & Amortization    115  55  105    102  94  86  95    101  Plus: Non-cash IFRS 16 Adjustments    3  (9)  (7)    (7)  (7)  (7)  (7)    (7)  Less: Change in NWC    (33)  39  8    (8)  (7)  (5)  (5)    (1)  Less: Capital Expenditures    (27)  (13)  (56)    (68)  (86)  (94)  (101)    (101)  Less: Rent Deferrals and Other Non-Cash Items    45  (45)  --    --  --  --  --    --  Unlevered FCF    ($101)  ($63)  ($5)    $40  $66  $77  $94    $100  13

PROJECT RIVER | III PRELIMINARY VALUATION ANALYSIS

Hudson Tax Attributes Discounted Cash Flow Analysis – *Management Case 1*

($ in millions; FYE December 31)

	Management Projection						Extrapolation[1]			
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	TY
U.S.										
IP Migration Amortization	--	--	(14)	(14)	(14)	(14)	(28)	(28)	(28)	(28)
Other Permanent Tax Differences	--	--	3	3	3	3	3	3	3	3
U.S. Permanent Tax Differences	--	--	(11)	(11)	(11)	(11)	(25)	(25)	(25)	(25)
U.S. Temporary Tax Differences	--	--	2	21	13	13	13	13	13	--
U.S. Tax Attributes	**--**	**--**	**(10)**	**9**	**2**	**2**	**(12)**	**(12)**	**(12)**	**(25)**
% U.S. Tax Rate	*0%*	*0%*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*
U.S. Cash Tax Adjustments	**--**	**--**	**3**	**(3)**	**(1)**	**(1)**	**3**	**3**	**3**	**7**
U.S. Net Operating Loss										
Beginning NOL Balance	**224**	**408**	**483**	**481**	**397**	**286**	**182**	**79**	**17**	**--**
NOL Generated	185	75	--	--	--	--	--	--	--	--
NOL Utilized	--	--	(2)	(84)	(111)	(104)	(103)	(62)	(17)	--
Ending NOL Balance	**408**	**483**	**481**	**397**	**286**	**182**	**79**	**17**	**--**	**--**
NOL Saving	--	--	0	23	30	28	28	17	5	--
Total Tax Attributes	**--**	**--**	**$3**	**$20**	**$29**	**$28**	**$31**	**$20**	**$8**	**$7**

Ke[2]	PV of Cash Flows '20E – '28E	PV of Terminal Value at TVGR of 0.0%	Value of Tax Attributes at TVGR of 0.0%
9.00%	$90	$38	$128
9.50%	$88	34	123
10.00%	$86	32	118

Ke[2]	Terminal Value as % of EV at TVGR of 0.0%	Implied Share Price[3] ($) at TVGR of 0.0%
9.00%	29.5%	$1.37
9.50%	28.1%	$1.31
10.00%	26.8%	$1.26

Source: *Hudson Management Business Plan Case 1 as of 8/4/2020.*

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.

1 Extrapolated only for U.S. Cash Tax Adjustments as discussed with management; NOL utilization forecast provided by Management until its full depletion by 2028.

2 Implied Cost of Equity based on WACC range of 7.50% - 8.50%.

3 Assumes FDSO of 93.39m.

LAZARD 14

PROJECT RIVER | III PRELIMINARY VALUATION ANALYSIS

Hudson Discounted Cash Flow Analysis – *Management Case 2*

($ in millions; FYE December 31)

	Historical		Management Projection						
	2019A	H1 2020A	H2 2020E	2021E	2022E	2023E	2024E	2025E	TY
Net Sales	$1,910	$391	$447	$1,410	$1,692	$1,858	$2,022	$2,173	$2,173
Advertising income	44	13	18	32	39	43	46	49	49
Turnover	**$1,954**	**$403**	**$465**	**$1,443**	**$1,731**	**$1,901**	**$2,069**	**$2,222**	**$2,222**
% Growth	*--*	*--*	*--*	*66.1%*	*20.0%*	*9.8%*	*8.8%*	*7.4%*	
Cost of Goods Sold	(699)	(152)	(166)	(516)	(619)	(680)	(738)	(792)	(792)
Lease Expenses	(431)	(135)	(150)	(372)	(406)	(431)	(462)	(489)	(489)
Personnel Expenses	(436)	(131)	(135)	(372)	(408)	(420)	(455)	(486)	(486)
Other Expenses	(176)	(61)	(59)	(137)	(148)	(157)	(169)	(179)	(179)
Corporate Allocation	0	--	1	--	--	--	--	--	--
IC Fees CA to US	(0)	--	0	--	--	--	--	--	--
EBITDA	**$211**	**($75)**	**($44)**	**$45**	**$151**	**$213**	**$245**	**$277**	**$277**
% Margin	*10.8%*	*(18.6%)*	*(9.5%)*	*3.1%*	*8.7%*	*11.2%*	*11.8%*	*12.5%*	*12.5%*
Memo: EBITDA excl. Minority Interest	*160*			*33*	*117*	*166*	*191*	*216*	*216*
Depreciation & Amortization	(113)	(115)	(55)	(105)	(102)	(94)	(86)	(94)	(98)
Non-cash IFRS 16 Adjustments	(6)	(3)	9	7	7	7	7	7	7
EBIT	**$92**	**($192)**	**($90)**	**($53)**	**$55**	**$125**	**$165**	**$190**	**$186**
% Margin	*4.7%*	*(47.6%)*	*(19.2%)*	*(3.7%)*	*3.2%*	*6.6%*	*8.0%*	*8.5%*	*8.4%*
Minority Interest	(34)	(10)	--	2	(21)	(35)	(42)	(47)	(46)
Tax Expense [1]		(1)	--	(3)	(14)	(29)	(38)	(43)	(42)
% Tax Rate		*0.4%*	*0.0%*	*6.8%*	*(39.9%)*	*(31.9%)*	*(30.6%)*	*(30.1%)*	*(30.1%)*
NOPAT		**($203)**	**($90)**	**($55)**	**$21**	**$62**	**$86**	**$100**	**$98**
% Margin		*(50.3%)*	*(19.2%)*	*(3.8%)*	*1.2%*	*3.3%*	*4.2%*	*4.5%*	*4.4%*
Plus: Depreciation & Amortization		115	55	105	102	94	86	94	98
Plus: Non-cash IFRS 16 Adjustments		3	(9)	(7)	(7)	(7)	(7)	(7)	(7)
Less: Change in NWC		(33)	39	8	(8)	(5)	(5)	(5)	(1)
Less: Capital Expenditures		(27)	(13)	(56)	(68)	(84)	(91)	(98)	(98)
Less: Rent Deferrals and Other Non-Cash Items		45	(45)	--	--	--	--	--	--
Unlevered FCF		**($101)**	**($63)**	**($5)**	**$40**	**$60**	**$69**	**$85**	**$90**

WACC	PV of FCF's H2 '20E – '25E	PV of Terminal Value at TVGR of 1.0%	1.5%	2.0%	Enterprise Value at TVGR of 1.0%	1.5%	2.0%	Implied TV EBITDA Multiple at TVGR of 1.0%	1.5%	2.0%
7.50%	$128	$975	$1,061	$1,163	$1,103	$1,189	$1,291	6.7x	7.3x	8.0x
8.00%	$125	884	957	1,042	1,009	1,082	1,167	6.3	6.8	7.4
8.50%	$122	806	868	940	928	990	1,061	5.9	6.3	6.8

WACC	Terminal Value as % of EV at TVGR of 1.0%	1.5%	2.0%	Implied Share Price[2] ($) at TVGR of 1.0%	1.5%	2.0%	Implied 2019 EBITDA Multiple at TVGR of 1.0%	1.5%	2.0%
7.50%	88.4%	89.2%	90.1%	$9.58	$10.50	$11.60	6.9x	7.5x	8.1x
8.00%	87.6%	88.5%	89.3%	$8.52	$9.30	$10.21	6.3	6.8	7.3
8.50%	86.9%	87.7%	88.5%	$7.60	$8.26	$9.03	5.8	6.2	6.7

Source: *Hudson Management Business Plan Case 2 as of 8/4/2020.*

Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.

1 Tax expense excludes Net Operating Loss (NOL) utilization and other Tax Attributes which are valued separately (see page 16 for detailed calculation), which value is added to the Enterprise Value for the purposes of calculating the implied Equity Value (see footnote 2).

2 Enterprise Value to Equity Value bridge assumes NOL and other Tax Attributes value range of $116m - $126m, Net Debt of $340m, Equity Investment of $6m, and FDSO of 93.39m.

LAZARD 15

PROJECT RIVER | III PRELIMINARY VALUATION ANALYSIS

Hudson Tax Attributes Discounted Cash Flow Analysis – *Management Case 2*

($ in millions; FYE December 31)

	Management Projection						Extrapolation[1]			
	2020E	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	TY
U.S.										
IP Migration Amortization	--	--	(14)	(14)	(14)	(14)	(28)	(28)	(28)	(28)
Other Permanent Tax Differences	--	--	3	3	3	3	3	3	3	3
U.S. Permanent Tax Differences	--	--	(11)	(11)	(11)	(11)	(25)	(25)	(25)	(25)
U.S. Temporary Tax Differences	--	--	2	21	13	13	13	13	13	--
U.S. Tax Attributes	**--**	**--**	**(10)**	**9**	**2**	**2**	**(12)**	**(12)**	**(12)**	**(25)**
% U.S. Tax Rate	*0%*	*0%*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*	*(27%)*
U.S. Cash Tax Adjustments	**--**	**--**	**3**	**(3)**	**(1)**	**(1)**	**3**	**3**	**3**	**7**
U.S. Net Operating Loss										
Beginning NOL Balance	**224**	**408**	**483**	**481**	**410**	**314**	**223**	**133**	**17**	**--**
NOL Generated	185	75	--	--	--	--	--	--	--	--
NOL Utilized	--	--	(2)	(71)	(96)	(91)	(89)	(116)	(17)	--
Ending NOL Balance	**408**	**483**	**481**	**410**	**314**	**223**	**133**	**17**	**--**	**--**
NOL Saving	--	--	0	19	26	25	24	31	5	--
Total Tax Attributes	**--**	**--**	**$3**	**$17**	**$25**	**$24**	**$27**	**$35**	**$8**	**$7**

Ke[2]	PV of Cash Flows '20E – '28E	PV of Terminal Value at TVGR of 0.0%	Value of Tax Attributes at TVGR of 0.0%
9.00%	$88	$38	$126
9.50%	$86	34	121
10.00%	$84	32	116

Ke[2]	Terminal Value as % of EV at TVGR of 0.0%	Implied Share Price[3] ($) at TVGR of 0.0%
9.00%	29.9%	$1.35
9.50%	28.5%	$1.29
10.00%	27.2%	$1.24

Source: *Hudson Management Business Plan Case 2 as of 8/4/2020.*
Note: FYE corresponds to Hudson Ltd.'s fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020). DCF assumes mid-year convention and valuation date of 6/30/2020.
1 Extrapolated only for U.S. Cash Tax Adjustments as discussed with management; NOL utilization forecast provided by Management until its full depletion by 2028.
2 Implied Cost of Equity based on WACC range of 7.50% - 8.50%.
3 Assumes FDSO of 93.39m.

LAZARD 16

PROJECT RIVER III PRELIMINARY VALUATION ANALYSIS

Hudson WACC Analysis

WACC		Sensitivities					
		Sensitivity Range		Implied Cost of Equity		Implied WACC	
Assumptions		Low	High	Low	High	Low	High
Unlevered Beta[1]	0.94	0.72	1.17				
Target Debt / Capitalization	25.0%	10.0%	40.0%	8.4%	11.2%	7.9%	8.0%
Target Debt / Equity	33.3%						
Levering Factor[2]	1.24						
Levered Beta	1.17	0.89	1.45	7.5%	11.5%	6.5%	9.5%
Marginal Tax Rate	27.0%						
Risk-Free Rate of Return[3]	1.2%						
Equity Risk Premium[4]	7.2%						
Cost of Equity[5]	**9.5%**						
Pre-Tax Cost of Debt	4.5%	3.5%	7.5%	9.5%	9.5%	7.8%	8.5%
Post-Tax Cost of Debt	**3.3%**						
WACC[6]	**8.0%**						

Source: Bloomberg as of 7/31/2020, Barra as of 6/30/2020, FactSet as of 8/5/2020, Duff & Phelps

1 Unlevered Beta = Levered Beta / [1+ (1 – Tax Rate) x (Debt / Equity)].
2 Levering Factor = [1+ (1 – Tax Rate) x (Debt / Equity)].
3 Based on blended U.S. and Canadian local currency 30-Year bond yields as of 8/5/2020, weighted by Hudson U.S. and Canadian business units' 2019A EBITDA contribution.
4 Based on Duff & Phelps valuation handbook as of February 2020.
5 Calculated using CAPM. Cost of Equity = (Risk Free Rate of Return) + (Levered Beta) x (Equity Risk Premium).
6 Weighted Average Cost of Capital = (After-Tax Cost of Debt) x (Debt / Cap.) + (Cost of Equity) x (Equity / Cap.).

LAZARD 17

   Travel Retail1  Convenience Stores2  Contract Catering3  Hudson  2.02  0.73  1.89  2.51                                          0.77  0.51  0.75  0.80  0.930.890.84  0.730.650.59  0.890.860.82  1.281.221.10  1.19  0.86  1.01  1.45  Beta Range of Selected Companies – Global Barra  I I I P R E L I M I N A R Y V A L U A T I O N A N A L Y S I S  P R O J E C T R I V E R  Pre-COVID Global Barra Betas – Last 5 Years since 1/31/2020  Median Global Barra Beta Evolution  3rd Quartile    Median  1st Quartile  Median Betas   1-yr. 3-yr. 5-yr. 10-yr. 1.10 0.89 0.89 1.000.71 0.73 0.67 0.660.95 0.88 0.86 0.891.50 1.26 1.26 1.26  1  Travel Retail / ConvenienceConvenience Stores2 Contract Catering3 Hudson            3.02.82.62.42.22.01.81.61.41.21.00.80.60.40.20.0                2.02  1.00  1.89  0.87  0.73    0.68  2.51    1.40  COVID Impact (1/31/2020)    Memo: Current Median Beta  Source: Barra as of 7/31/2020.  Note: Each bar represents range of high and low Global Barra Betas since 2/28/2015 (Pre-COVID date of 1/31/2020).Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.Convenience Stores includes Casey’s Couche-Tard, Seven & I Holdings, and Murphy’s.Contract Catering includes Elior, Aramark, Sodexo, and Compass.          18

PROJECT RIVER | III PRELIMINARY VALUATION ANALYSIS

Beta Range of Selected Companies – Global Bloomberg Raw

Pre-COVID Global Bloomberg Raw Betas – Last 5 Years since 1/31/2020


3rd Quartile
Median
1st Quartile
0.96
0.82
0.73
0.70
0.59
0.87
0.70
0.62
0.58
0.53
0.98
0.78
0.71
0.66
0.56
1.40
1.25
1.16
1.10
0.39

Travel Retail[1]	Convenience Stores[2]	Contract Catering[3]	Hudson
1.62	0.62	1.43	2.33

Memo: Current Median Beta

Median Global Bloomberg Raw Beta Evolution


3.0
2.8
2.6
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
COVID Impact (1/31/2020)
2.33
1.37
1.62
0.80
1.43
0.65
0.62
0.61
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20

Median Betas

	1-yr.	3-yr.	5-yr.	10-yr.
Travel Retail / Convenience[1]	0.82	0.71	0.73	0.85
Convenience Stores[2]	0.67	0.70	0.64	0.60
Contract Catering[3]	0.68	0.68	0.71	0.69
Hudson	1.34	1.21	1.21	1.21

Source: *Bloomberg as of 7/31/2020.*
Note: Each bar represents range of high and low Global Bloomberg Betas since 2/6/2015 (Pre-COVID date of 1/31/2020).
1 Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.
2 Convenience Stores includes Casey's Couche-Tard, Seven & I Holdings, and Murphy's.
3 Contract Catering includes Elior, Aramark, Sodexo, and Compass.

LAZARD
19

PROJECT RIVER | III PRELIMINARY VALUATION ANALYSIS

Peer Beta Summary – Travel Retail

($ in billions)

	Company	Market Value of Equity	Net Debt[1] / Total Cap.	Net Debt[1] / Equity	Barra Global (7/31/2020) Levered	Barra Global (7/31/2020) Unlevered	Barra Local[2] (7/31/2020) Levered	Barra Local[2] (7/31/2020) Unlevered	Bloomberg Global Raw (7/31/2020) Levered	Bloomberg Global Raw (7/31/2020) Unlevered	Bloomberg Local Raw[2] (7/31/2020) Levered	Bloomberg Local Raw[2] (7/31/2020) Unlevered
Current	Lagardere	2.2	52%	113%	1.71	0.98	1.42	0.82	1.43	0.82	1.32	0.76
	WH Smith	1.7	22%	28%	2.17	1.76	1.67	1.36	1.82	1.48	2.00	1.62
	SSP Group	1.6	26%	37%	2.42	1.87	1.90	1.47	1.89	1.45	1.92	1.48
	Autogrill	1.2	48%	98%	1.88	1.07	1.49	0.84	1.23	0.70	1.31	0.74
	Dufry	1.5	69%	274%	2.18	0.69	2.32	0.73	1.85	0.58	2.10	0.66
	Valora	0.7	33%	50%	1.39	0.99	1.52	1.08	0.85	0.60	1.09	0.78
	Median	**$1.6**	**41%**	**74%**	**2.02**	**1.03**	**1.60**	**0.96**	**1.62**	**0.76**	**1.62**	**0.77**
	Mean	**$1.5**	**42%**	**100%**	**1.96**	**1.22**	**1.72**	**1.05**	**1.51**	**0.94**	**1.62**	**1.01**
Memo:	**Hudson**	**$0.5**	**40%**	**74%**	**2.51**	**1.63**	**2.17**	**1.41**	**2.33**	**1.52**	**2.05**	**1.33**

	Company	Market Value of Equity	Net Debt[1] / Total Cap.	Net Debt[1] / Equity	Barra Global (1/31/2020) Levered	Barra Global (1/31/2020) Unlevered	Barra Local[2] (1/31/2020) Levered	Barra Local[2] (1/31/2020) Unlevered	Bloomberg Global Raw (1/31/2020) Levered	Bloomberg Global Raw (1/31/2020) Unlevered	Bloomberg Local Raw[2] (1/31/2020) Levered	Bloomberg Local Raw[2] (1/31/2020) Unlevered
Pre-COVID	Lagardere	2.5	38%	64%	1.11	0.78	1.07	0.76	0.79	0.55	0.80	0.56
	WH Smith	4.1	5%	6%	0.99	0.95	0.97	0.93	1.00	0.95	0.99	0.94
	SSP Group	4.6	12%	14%	0.80	0.71	0.84	0.76	0.49	0.44	0.53	0.47
	Autogrill	2.5	23%	30%	1.00	0.81	0.95	0.77	0.81	0.66	0.70	0.57
	Dufry	4.9	37%	66%	1.21	0.79	1.25	0.82	1.11	0.73	0.95	0.63
	Valora	1.1	23%	31%	0.73	0.58	0.85	0.68	0.72	0.58	0.78	0.63
	Median	**$3.3**	**23%**	**31%**	**1.00**	**0.79**	**0.96**	**0.76**	**0.80**	**0.62**	**0.79**	**0.60**
	Mean	**$3.3**	**23%**	**35%**	**0.97**	**0.77**	**0.99**	**0.78**	**0.82**	**0.65**	**0.79**	**0.63**
Memo:	**Hudson**	**$1.0**	**18%**	**23%**	**1.40**	**1.20**	**1.36**	**1.17**	**1.37**	**1.17**	**1.28**	**1.10**

LAZARD

Source: Company filings, FactSet, Bloomberg.
Note: FactSet data as of 8/5/2020. Bloomberg data as of 7/31/2020. Barra data as of 7/31/2020.
1 Net Debt excludes the impact of IFRS 16 adjustment.
2 Historical evolution of Barra Local and Bloomberg Local Raw betas in Additional Supporting Materials section.

20

PROJECT RIVER III PRELIMINARY VALUATION ANALYSIS

Comparable Company Analysis – Travel Retail

($ in billions, except per share data; calendarized to FYE December 31)

		Share Price (08/05/20)	% of 52-Week High	MV	EV[1]	EV / Revenue 2019A	EV / Revenue 2021E	EV / Revenue 2022E	Revenue CAGR[2] '19A-'22E	EV / EBITDA[3] 2019A	EV / EBITDA[3] 2021E	EV / EBITDA[3] 2022E	EBITDA CAGR[2] '19A-'22E	EV / EBIT 2019A	EV / EBIT 2021E	EV / EBIT 2022E	EBIT CAGR[2] '19A-'22E	Price / Earnings 2019A	Price / Earnings 2021E	Price / Earnings 2022E	EPS CAGR[2] '19A-'22E	Net Debt[1]	2019A Net Leverage[4]
Travel Retail	Dufry	CHF23.90	24.2%	$1.5	$5.9	0.60x	0.83x	0.67x	(3.7%)	6.2x	7.8x	6.0x	1.4%	6.9x	23.6x	9.6x	(10.4%)	3.4x	n.a.	6.6x	(19.8%)	$4.0	4.3x
	Lagardere	€13.84	65.0%	2.2	4.7	0.55x	0.66x	0.61x	(3.9%)	6.1x	8.5x	6.7x	(3.2%)	10.4x	24.0x	13.2x	(7.5%)	8.9x	19.4x	10.4x	(5.1%)	2.4	3.2x
	Autogrill	€3.99	40.6%	1.2	2.5	0.42x	0.52x	0.45x	(2.0%)	4.5x	6.7x	5.2x	(4.3%)	6.9x	n.a.	14.7x	(22.5%)	8.7x	n.a.	26.1x	(30.7%)	1.2	2.2x
	SSP Group	£2.30	31.8%	1.6	2.3	0.72x	0.78x	0.68x	(2.9%)	8.0x	16.2x	6.2x	(5.2%)	15.5x	31.3x	10.7x	(10.1%)	19.0x	n.a.	12.6x	(16.8%)	0.6	2.1x
	WH Smith	£10.00	37.7%	1.7	2.2	1.34x	1.33x	1.20x	0.3%	12.7x	11.2x	8.8x[5]	(2.8%)	19.5x	14.8x	11.1x	(1.7%)	18.1x	19.3x	11.9x	(10.1%)	0.5	2.8x
	Valora	CHF154.60	53.4%	0.7	1.0	0.45x	0.48x	0.47x	(0.9%)	5.8x	7.6x	6.6x	(4.3%)	10.0x	13.1x	11.4x	(4.1%)	8.3x	16.8x	12.5x	(12.8%)	0.3	2.0x
	Median		**39.1%**	**1.6**	**2.4**	**0.57x**	**0.72x**	**0.64x**	**(2.4%)**	**6.2x**	**8.2x**	**6.4x**	**(3.7%)**	**10.2x**	**23.6x**	**11.2x**	**(8.8%)**	**8.8x**	**19.3x**	**12.2x**	**(14.8%)**	**0.9**	**2.5x**
	Mean		**42.1%**	**1.5**	**3.1**	**0.68x**	**0.77x**	**0.68x**	**(2.2%)**	**7.2x**	**9.7x**	**6.6x**	**(3.0%)**	**11.5x**	**21.4x**	**11.8x**	**(9.4%)**	**11.1x**	**18.5x**	**13.4x**	**(15.9%)**	**1.5**	**2.7x**
Hudson	**Hudson (Management)**	**$4.93**	**31.4%**	**0.5**	**0.9**	**0.44x**	**0.59x**	**0.49x**	**(4.0%)**	**4.1x**	**18.8x**	**5.7x**	**(10.6%)**	**9.3x**	**n.a.**	**15.5x**	**(15.8%)**	**7.6x**	**n.a.**	**9.0x**	**(5.4%)**	**0.3**	**1.6x**
	Hudson (Consensus)	**$4.93**	**31.4%**	**0.5**	**0.9**	**0.44x**	**0.64x**	**0.59x**	**(9.3%)**	**4.1x**	**12.3x**	**6.2x**	**(13.0%)**	**9.3x**	**n.a.**	**17.7x**	**(19.3%)**	**7.6x**	**n.a.**	**9.6x**	**(7.4%)**	**0.3**	**1.6x**

Source: Company filings, FactSet as of 8/5/2020.

Note: FYE corresponds to Hudson's fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020).

1 Figures exclude the impact of IFRS 16.
2 CAGR calculations are based on non-calendarized fiscal year figures for comparability purposes.
3 Calculation is based on pre-IFRS 16 EBITDA figures.
4 Net leverage calculated as current net debt divided by 2019A EBITDA.
5 WH Smith 2022 multiples calculated based on non-calendarized FYE 2022 (8/31/2022) estimates.

LAZARD

21

PROJECT RIVER III PRELIMINARY VALUATION ANALYSIS

Comparable Company Analysis – Convenience Stores and Contract Catering

($ in billions, except per share data; calendarized to FYE December 31)

Segment	Company	Share Price (08/05/20)	% of 52-Week High	MV	EV[1]	EV / Revenue 2019A	EV / Revenue 2021E	EV / Revenue 2022E	Revenue CAGR[2] '19A-'22E	EV / EBITDA[3] 2019A	EV / EBITDA[3] 2021E	EV / EBITDA[3] 2022E	EBITDA CAGR[2] '19A-'22E	EV / EBIT 2019A	EV / EBIT 2021E	EV / EBIT 2022E	EBIT CAGR[2] '19A-'22E	Price / Earnings 2019A	Price / Earnings 2021E	Price / Earnings 2022E	EPS CAGR[2] '19A-'22E	Net Debt[1]	2019A Net Leverage[4]
Convenience Stores	Couche-Tard	C$46.50	98.1%	$39.2	$43.1	0.77x	0.79x	0.74x	(1.6%)	10.5x	11.2x	8.8x	3.2%	14.6x	16.4x	12.8x	3.0%	18.8x	19.9x	16.3x	3.6%	$4.1	1.0x
	Seven & I Holdings	¥3,284.00	74.7%	27.6	24.8	0.39x	0.42x	0.41x	(2.5%)	3.9x	4.0x	3.8x	0.2%	6.2x	6.5x	6.1x	0.1%	13.5x	14.1x	12.8x	2.2%	(3.8)	(0.6x)
	Casey's	$169.30	93.5%	6.3	7.7	0.83x	0.80x	0.76x	1.9%	11.8x	11.8x	10.9x	1.0%	20.7x	21.1x	19.3x	5.6%	25.8x	26.6x	24.4x	6.8%	1.3	2.1x
	Murphy USA	$137.74	98.4%	4.1	4.9	0.35x	0.39x	0.33x	1.4%	11.5x	9.7x	8.8x	9.3%	18.1x	14.9x	13.6x	10.0%	25.9x	18.9x	16.6x	16.1%	0.8	1.8x
	Median		**95.8%**	**17.0**	**16.3**	**0.58x**	**0.61x**	**0.58x**	**(0.1%)**	**11.0x**	**10.4x**	**8.8x**	**2.1%**	**16.4x**	**15.7x**	**13.2x**	**4.3%**	**22.3x**	**19.4x**	**16.4x**	**5.2%**	**1.0**	**1.4x**
	Mean		**91.2%**	**19.3**	**20.1**	**0.59x**	**0.60x**	**0.56x**	**(0.2%)**	**9.4x**	**9.2x**	**8.1x**	**3.4%**	**14.9x**	**14.7x**	**12.9x**	**4.7%**	**21.0x**	**19.9x**	**17.5x**	**7.1%**	**0.6**	**1.1x**
Contract Catering	Compass Group	£11.57	54.1%	$27.2	$32.2	1.02x	1.09x	0.98x	(1.5%)	11.2x	12.1x	10.3x	(2.4%)	15.7x	19.3x	14.5x	(5.0%)	16.6x	22.9x	16.9x	(8.0%)	$5.4	1.9x
	Sodexo	€61.78	57.5%	11.1	13.5	0.54x	0.56x	0.53x	(1.2%)	8.7x	7.2x	6.6x	5.2%	11.7x	12.2x	10.5x	(3.9%)	15.2x	15.7x	12.9x	(3.3%)	2.5	1.6x
	Aramark	$21.36	45.7%	5.4	12.3	0.80x	0.85x	0.78x	(1.1%)	9.0x	10.1x	7.9x	(0.8%)	13.8x	16.5x	12.2x	(3.1%)	13.0x	19.5x	11.3x	(6.0%)	7.1	5.2x
	Elior Group	€4.86	35.6%	1.0	1.7	0.30x	0.32x	0.30x	(1.6%)	6.1x	6.4x	5.1x	(4.7%)	14.3x	15.6x	10.5x	(9.5%)	69.5x	19.6x	11.3x	0.9%	0.7	2.4x
	Median		**49.9%**	**8.2**	**12.9**	**0.67x**	**0.71x**	**0.66x**	**(1.4%)**	**8.9x**	**8.6x**	**7.3x**	**(1.6%)**	**14.1x**	**16.0x**	**11.3x**	**(4.4%)**	**15.9x**	**19.6x**	**12.1x**	**(4.6%)**	**3.9**	**2.1x**
	Mean		**48.2%**	**11.2**	**14.9**	**0.67x**	**0.71x**	**0.65x**	**(1.4%)**	**8.8x**	**8.9x**	**7.5x**	**(0.7%)**	**13.9x**	**15.9x**	**11.9x**	**(5.4%)**	**28.6x**	**19.4x**	**13.1x**	**(4.1%)**	**3.9**	**2.8x**

Source: Company filings, FactSet as of 8/5/2020.
Note: FYE corresponds to Hudson's fiscal year (e.g., FYE 2020 represents the year ending 12/31/2020).
1 Figures exclude the impact of IFRS 16.
2 CAGR calculations are based on non-calendarized fiscal year figures for comparability purposes.
3 Calculation is based on pre-IFRS 16 EBITDA figures.
4 Net leverage calculated as current net debt divided by 2019A EBITDA.

LAZARD 22

 C O N F I D E N T I A L  Additional Supporting Materials  P R O J E C T R I V E R

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Historical Financials

($ in millions; FYE December 31)

	FY 2018					FY 2019					FY 2020		
	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q3	Q4	FY	Q1	Q2	H1
Net Sales	415	490	517	458	$1,880	435	499	512	465	$1,910	333	58	$391
Y-o-Y growth (%)	–	–	–	–	–	4.7%	1.8%	(1.0%)	1.5%	1.6%	(23.4%)	(88.4%)	(58.2%)
Q-o-Q growth (%)	–	18.2%	5.4%	(11.4%)	–	(5.0%)	14.8%	2.5%	(9.2%)	–	(28.4%)	(82.7%)	–
Turnover[1]	$427	$499	$527	$471	$1,924	$445	$510	$523	$476	$1,954	$342	$62	$403
Y-o-Y growth (%)	–	–	–	–	–	4.3%	2.1%	(0.7%)	0.9%	1.5%	(23.3%)	(87.9%)	(57.8%)
Q-o-Q growth (%)	–	17.0%	5.4%	(10.5%)	–	(5.6%)	14.6%	2.6%	(9.0%)	–	(28.2%)	(81.9%)	–
Gross Profit	268	319	336	303	$1,226	284	328	337	306	$1,254	213	38	$251
Y-o-Y growth (%)	–	–	–	–	–	5.9%	2.6%	0.6%	0.9%	2.3%	(24.8%)	(88.4%)	(58.9%)
Q-o-Q growth (%)	–	19.1%	5.1%	(9.7%)	–	(6.3%)	15.4%	3.0%	(9.4%)	–	(30.2%)	(82.2%)	–
Margin (%)	62.8%	63.9%	63.7%	64.3%	63.7%	63.8%	64.2%	64.5%	64.2%	64.2%	62.5%	61.6%	62.3%
EBITDA[2]	34	70	75	49	$227	30	70	74	37	$211	(6)	(69)	($75)
Y-o-Y growth (%)	–	–	–	–	–	(13.2%)	0.4%	(0.4%)	(24.5%)	(7.2%)	n.m.	n.m.	n.m.
Q-o-Q growth (%)	–	104.1%	6.9%	(35.0%)	–	(38.8%)	136.0%	6.0%	(50.7%)	–	n.m.	n.m.	–
Margin (%)	8.0%	14.0%	14.2%	10.3%	11.8%	6.7%	13.7%	14.2%	7.7%	10.8%	n.m.	n.m.	n.m.
EBIT[3]	5	39	44	9	$98	1	40	43	8	$92	(91)	(101)	($192)
Y-o-Y growth (%)	–	–	–	–	–	(77.6%)	2.1%	(3.6%)	(15.1%)	(6.5%)	n.m.	n.m.	n.m.
Q-o-Q growth (%)	–	625.9%	13.3%	(79.3%)	–	(86.9%)	3212.9%	7.0%	(81.8%)	–	n.m.	n.m.	–
Margin (%)	1.3%	7.8%	8.4%	2.0%	5.1%	0.3%	7.8%	8.2%	1.6%	4.7%	n.m.	n.m.	n.m.
Memo:													
Minority Interest	(6)	(12)	(10)	(9)	($36)	(6)	(10)	(10)	(7)	($34)	2	9	$11

Source: *Management Business Plan (Case 1 and Case 2) as of 8/4/2020, public information.*
Note: Excludes the impact of IFRS 16 for FY 2019 and H1 2020.
1 Calculated as the sum of Net Sales and Advertising Income.
2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US.
3 Includes the impact of Interest IFRS 16.

LAZARD 23

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Summary Management Financial Projections – *Management Case 1*

($ in millions; FYE December 31)

	Historical	Management Forecast						CAGR	
	2019A	2020E	2021E	2022E	2023E	2024E	2025E	'19A-22E	'19A-25E
Net Sales	**$1,910**	**$838**	**$1,410**	**$1,692**	**$1,918**	**$2,088**	**$2,244**	**(4%)**	**3%**
Growth (%)	--	*(56%)*	*68%*	*20%*	*13%*	*9%*	*7%*		
Turnover[1]	**1,954**	**868**	**1,443**	**1,731**	**1,962**	**2,135**	**2,295**	**(4%)**	**3%**
Growth (%)	--	*(56%)*	*66%*	*20%*	*13%*	*9%*	*7%*		
Gross Profit	**$1,254**	**$550**	**$927**	**$1,112**	**$1,261**	**$1,374**	**$1,478**	**(4%)**	**3%**
Growth (%)	--	*(56%)*	*68%*	*20%*	*13%*	*9%*	*8%*		
Margin (%)	*64%*	*63%*	*64%*	*64%*	*64%*	*64%*	*64%*		
EBITDA[2]	**211**	**(119)**	**45**	**151**	**230**	**264**	**298**	**(11%)**	**6%**
Growth (%)	--	*(156%)*	*(138%)*	*232%*	*53%*	*15%*	*13%*		
Margin (%)	*11%*	*(14%)*	*3%*	*9%*	*12%*	*12%*	*13%*		
EBIT[3]	**92**	**(281)**	**(53)**	**55**	**143**	**184**	**210**	**(16%)**	**15%**
Growth (%)	--	*(406%)*	*(81%)*	*(203%)*	*160%*	*29%*	*14%*		
Margin (%)	*5%*	*(32%)*	*(4%)*	*3%*	*7%*	*9%*	*9%*		
Net Income[4]	**13**	**(218)**	**(53)**	**11**	**64**	**89**	**104**	**(4%)**	**42%**
Growth (%)	--	*(1794%)*	*(75%)*	*(121%)*	*467%*	*41%*	*17%*		
Margin (%)	*1%*	*(25%)*	*(4%)*	*1%*	*3%*	*4%*	*5%*		
Memo:									
Minority Interest	**(34)**	**20[5]**	**2**	**(21)**	**(39)**	**(46)**	**(52)**		

Source: Management Business Plan (Case 1) as of 8/4/2020.
Note: Financials presented exclude IFRS 16 adjustments.
1 Calculated as the sum of Net Sales and Advertising Income.
2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US.
3 Includes the impact of Interest IFRS 16.
4 Represents Management levered Net Income post Minority Interest.
5 Figure shown represent the P&L impact of Minority Interest, and differ from cash flow impact of -$10m due to 45-day deferral in cash distributions to Minority Interest partners.

LAZARD 24

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Summary Management Financial Projections – *Management Case 2*

($ in millions; FYE December 31)

	Historical	Management Forecast						CAGR	
	2019A	2020E	2021E	2022E	2023E	2024E	2025E	'19A-22E	'19A-25E
Net Sales	**$1,910**	**$838**	**$1,410**	**$1,692**	**$1,858**	**$2,022**	**$2,173**	(4%)	2%
Growth (%)	--	*(56%)*	*68%*	*20%*	*10%*	*9%*	*7%*		
Turnover[1]	**1,954**	**868**	**1,443**	**1,731**	**1,901**	**2,069**	**2,222**	(4%)	2%
Growth (%)	--	*(56%)*	*66%*	*20%*	*10%*	*9%*	*7%*		
Gross Profit	**$1,254**	**$550**	**$927**	**$1,112**	**$1,221**	**$1,330**	**$1,430**	(4%)	2%
Growth (%)	--	*(56%)*	*68%*	*20%*	*10%*	*9%*	*8%*		
Margin (%)	*64%*	*63%*	*64%*	*64%*	*64%*	*64%*	*64%*		
EBITDA[2]	**211**	**(119)**	**45**	**151**	**213**	**245**	**277**	(11%)	5%
Growth (%)	--	*(156%)*	*(138%)*	*232%*	*41%*	*15%*	*13%*		
Margin (%)	*11%*	*(14%)*	*3%*	*9%*	*11%*	*12%*	*12%*		
EBIT[3]	**92**	**(281)**	**(53)**	**55**	**125**	**165**	**190**	(16%)	13%
Growth (%)	--	*(406%)*	*(81%)*	*(203%)*	*128%*	*32%*	*15%*		
Margin (%)	*5%*	*(32%)*	*(4%)*	*3%*	*7%*	*8%*	*9%*		
Net Income[4]	**13**	**(218)**	**(53)**	**11**	**53**	**78**	**92**	(4%)	39%
Growth (%)	--	*(1794%)*	*(75%)*	*(121%)*	*377%*	*47%*	*18%*		
Margin (%)	*1%*	*(25%)*	*(4%)*	*1%*	*3%*	*4%*	*4%*		

Memo:

Minority Interest	**(34)**	**20[5]**	**2**	**(21)**	**(35)**	**(42)**	**(47)**

Source: Management Business Plan (Case 2) as of 8/4/2020.
Note: Financials presented exclude IFRS 16 adjustments.
1 Calculated as the sum of Net Sales and Advertising Income.
2 Includes the impact of Other Operational Expenses, Corporate Allocation, and IC Fees CA to US.
3 Includes the impact of Interest IFRS 16.
4 Represents Management levered Net Income post Minority Interest.
5 Figure shown represent the P&L impact of Minority Interest, and differ from cash flow impact of -$10m due to 45-day deferral in cash distributions to Minority Interest partners.

LAZARD 25

   Median Betas  1-yr.    3-yr.    5-yr.    10-yr.    Travel Retail / Convenience1Convenience Stores2 Contract Catering3 Hudson  1.03  0.89  0.85  0.92  0.78  0.80  0.79  0.79  0.94  0.91  0.87  0.83  1.41  1.23  1.23  1.23      Travel Retail1  Convenience Stores2  Contract Catering3  Hudson  1.60  0.67  1.59  2.17                                          0.79  0.74  0.76  0.91  0.900.850.82  0.820.800.78  0.900.870.81  1.261.221.13  0.96  0.87  0.94  1.37  Beta Range of Selected Companies – Local Barra  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  Pre-COVID Local Barra Betas – Last 5 Years since 1/31/2020  Median Local Barra Beta Evolution  3rd Quartile    Median1st Quartile        2.42.22.01.81.61.41.21.00.80.60.40.20.0  3.02.82.6                2.17    1.36        1.60    0.96  1.59    0.90  0.67  0.78  COVID Impact (1/31/2020)    Memo: Current Median Beta          Source: Barra as of 7/31/2020.  Note: Each bar represents range of high and low Local Barra Betas since 2/28/2015 (Pre-COVID date of 1/31/2020).Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.Convenience Stores includes Casey’s Couche-Tard, Seven & I Holdings, and Murphy’s.Contract Catering includes Elior, Aramark, Sodexo, and Compass.  26

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Beta Range of Selected Companies – Local Bloomberg Raw

Pre-COVID Local Bloomberg Raw Betas – Last 5 Years since 1/31/2020


3rd Quartile
Median
1st Quartile
0.87
0.78
0.72
0.60
0.52
0.89
0.79
0.73
0.68
0.61
0.89
0.74
0.70
0.67
0.62
1.33
1.20
1.15
1.10
0.40
Travel Retail[1]
Convenience Stores[2]
Contract Catering[3]
Hudson

Memo: Current Median Beta			
1.62	0.68	1.50	2.05

Median Local Bloomberg Raw Beta Evolution


COVID Impact (1/31/2020)
3.0
2.8
2.6
2.4
2.2
2.0
1.8
1.6
1.4
1.2
1.0
0.8
0.6
0.4
0.2
0.0
Jul-15
Jan-16
Jul-16
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
2.05
1.28
1.62
0.79
1.50
0.73
0.68
0.74

Median Betas

	1-yr.	3-yr.	5-yr.	10-yr.
Travel Retail / Convenience[1]	0.81	0.73	0.72	0.78
Convenience Stores[2]	0.74	0.77	0.73	0.72
Contract Catering[3]	0.75	0.71	0.70	0.68
Hudson	1.26	1.18	1.18	1.18

Source: *Bloomberg as of 7/31/2020.*
Note: Each bar represents range of high and low Local Bloomberg Betas since 2/6/2015 (Pre-COVID date of 1/31/2020).
1 Travel Retail includes Autogrill, Lagardere, SSP Group, WH Smith, Valora, and Dufry.
2 Convenience Stores includes Casey's Couche-Tard, Seven & I Holdings, and Murphy's.
3 Contract Catering includes Elior, Aramark, Sodexo, and Compass.

LAZARD 27

                 0%  50%25%  75%  100%  125%  Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020              0.0x  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  18.0x  20.0x  Aug-17  Feb-18  Aug-18  Feb-19  Aug-19  Feb-20  Aug-20  Multiple Evolution Analysis – EV/NTM EBITDA – Travel Retail  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  EV / NTM EBITDA1  Average:  1-Year  2-Year  3-Year  Peer Set  9.2x  8.9x  9.1x  Dufry  6.4x  7.1x  8.1x  Hudson  4.9x  6.2x  6.7x  Average 10.0x    Dufry 9.7x  Relative Valuation vs. Peer Set Average  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (45%)  (29%)  (26%)  Difference (x)  (4.2x)  (2.6x)  (2.4x)  Difference:(2.9x)Discount: (30%) (7/2/2020)2  Relative Valuation vs. Dufry  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (17%)  (11%)  (12%)  Difference (x)  (1.2x)  (0.8x)  (0.9x)    Hudson 7.0x (7/2/2020)2  Source: FactSet as of 8/5/2020.  Note: Travel Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. Area in the charts represents the upper and lower bounds of the peer set.Excludes the impact of IFRS 16; excludes multiples less than 0x or higher than 40x.Represents the date of the latest meaningful data point.                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  25%  50%  75%  125%100%    Difference:(2.7x)Discount: (28%) (7/2/2020)2    28

           0.0x  2.0x  4.0x  6.0x  8.0x  10.0x  12.0x  14.0x  16.0x  18.0x  20.0x  Aug-17  Feb-18  Aug-18  Feb-19  Aug-19  Feb-20  Aug-20  Multiple Evolution Analysis – EV / LTM EBITDA – Travel Retail  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  EV / LTM EBITDA1  Average:  1-Year  2-Year  3-Year  Peer Set  8.2x  8.7x  9.2x  Dufry  4.4x  6.3x  7.9x  Hudson  3.8x  6.0x  6.9x  Average 8.9x    Hudson4.5x    Dufry 5.4x                25%  50%  75%  100%  125%   0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  Relative Valuation vs. Peer Set Average  Premium / (Discount) (%)  (53%)  (32%)  (27%)  Difference (x)  (4.4x)  (2.7x)  (2.2x)  Average: 1-Year 2-Year 3-Year    Difference: (4.4x)Discount: (50%)                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020Source: FactSet as of 8/5/2020.Note: Travel Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. Area in the charts represents the upper and lower bounds of the peer set.1 Excludes the impact of IFRS 16; excludes multiples less than 0x or higher than 30x.  25%  50%  75%  100%  125%  Aug 2020  Relative Valuation vs. Dufry  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (14%)  (8%)  (6%)  Difference (x)  (0.6x)  (0.3x)  (0.3x)    Difference: (0.9x)Discount: (17%)      29

           0.0x  5.0x  10.0x  15.0x  20.0x  25.0x  30.0x  Aug-17  Feb-18  Aug-18  Feb-19  Aug-19  Feb-20  Aug-20  Multiple Evolution Analysis – EV / NTM EBIT – Travel Retail  A D D I T I O N A L S U P P O R T I N G M A T E R I A L S  P R O J E C T R I V E R  EV / NTM EBIT1  Average:  1-Year  2-Year  3-Year  Peer Set  17.3x  15.9x  16.0x  Dufry  13.5x  15.6x  17.8x  Hudson  9.7x  11.9x  13.0x  Average19.7x  Dufry 15.7x (4/3/20)2  Hudson 14.7x (6/5/2020)2  Source: FactSet as of 8/5/2020.  Note: Travel Retail peer set includes Dufry, Lagadere, Autogrill, SSP Group, WH Smith, and Valora. Area in the charts represents the upper and lower bounds of the peer set.Excludes the impact of IFRS 16; excludes multiples less than 0x or higher than 40x.Represents the date of the latest meaningful data point.                  0%  25%  50%  75%  100%  125%  Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  Relative Valuation vs. Peer Set Average  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (40%)  (21%)  (16%)  Difference (x)  (6.8x)  (3.5x)  (2.7x)  Difference:(14.7x)Discount: (50%) (6/5/2020)2                0%Apr 2018 Aug 2018 Dec 2018 Apr 2019 Aug 2019 Dec 2019 Apr 2020 Aug 2020  25%  50%  75%  100%  125%  Relative Valuation vs. Dufry  Average:  1-Year  2-Year  3-Year  Premium / (Discount) (%)  (36%)  (26%)  (23%)  Difference (x)  (4.9x)  (3.9x)  (3.6x)    Difference:(8.3x)Discount: (53%) (4/3/2020)2      30

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Travel Retail Peers

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
DUFRY	**EV:** $5,862 | **MV:** $1,474 **Sales:** $9,401 **EBITDA:** $1,104	Brick & Mortar 3% Rail Stations 5% Seaports 4% Airports 88% Net sales by channel	• Dufry is a global travel retail concession operator with over 2,300 locations throughout airports, cruise lines, seaports, railway stations, and tourist areas headquartered in Basel, Switzerland • Main areas of geographic exposure include the US, Brazil, Germany, the UK, France, and Italy • The company has grown through a series of acquisitions, including the purchase of World Duty Free for ~$1.4bn in 2015 and Hudson Group for ~$345m in 2008 • Major shareholders include Qatar Holdings (9.58%) and Holzer Neumann Luis Andres (8.93%)
Lagardère	**EV:** $4,671 | **MV:** $2,151 **Sales:** $8,198 **EBITDA:** $731	Other Activities 4% Sports 4% Publishing 33% Travel Retail 2 59% Net sales by channel	• Lagardère SCA is headquartered in Paris, France and is a media business holding that operates in Publishing, Travel Retail, Media, & Sports / Entertainment • The Lagardère Travel Retail segment includes travel essentials, duty free & fashion, foodservice and press distribution in primarily France, the US, & Germany • The company recently acquired International Duty Free Belgium for ~$268m in 2019 and Hojeij Branded Foods for ~$290m in 2018 • Major shareholders include Amber Capital (19.51%), Qatar Investment Authority (13.03%), and Lagardère Arnaud (7.26%)
SSP	**EV:** $2,329 | **MV:** $1,635 **Sales:** $3,141 **EBITDA:** $279	Other 5% Rail Stations 31% Airports 64% Net sales by channel	• SSP is headquartered in London and operates restaurants, bars, cafes, food courts, lounges, and convenience stores within airports, train stations, and motorway service stations • Main areas of geographic exposure include the UK, the US, Germany, & France • The company was previously owned by EQT Partners from 2006 until 2014, when it underwent an initial public offering • Public / dispersed ownership
AUTOGRILL	**EV:** $2,493 | **MV:** $1,216 **Sales:** $5,681 **EBITDA:** $526	Other 8% Motorways 30% Airports 62% Net sales by channel	• Autogrill is a major concessions operator, providing services for travelers at airports, motorways, and railways headquartered in Rozzano, Italy • Main geographic areas of exposure include the US, Italy, Canada, and China • Autogrill completed the spin off of World Duty Free to shareholders for ~$2bn in 2013 and acquired Concession Management Services' airport food & beverages business for ~$32m in 2016 • The company is currently controlled with a 50.1% stake by the investment vehicle of the Benetton family

LAZARD

Source: FactSet as of 8/5/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

2 Includes both airport and railway sales.

31

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Travel Retail Peers (cont'd)

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
WHSmith	**EV:** $2,218 | **MV:** $1,726 **Sales:** $1,584 **EBITDA:** $168	High Street 17% Hospitals 14% Railways 12% Airports 57% Unit count by channel [2]	• WH Smith Plc is headquartered in Swindon, the United Kingdom and is a travel retailer that operates within the Travel and High Street segments • The company derives 82% of its revenue from the United Kingdom, with some exposure to markets in the US, Australia, and other European / Asian countries • The company spun off Smith News Plc to shareholders for ~$265m in 2006 • Public / dispersed ownership
valora	**EV:** $1,012 | **MV:** $673 **Sales:** $2,156 **EBITDA:** $167	Food Service / Other 10% Valora Retail 90% Revenue by operating segment	• Valora Holding AG is headquartered in Muttenz, Switzerland and engages in managing convenience and food-service outlets in the following segments: Valora Retail, Food Service, and Other • Valora Retail runs a Europe-wide network of 1100+ kiosks and railway station bookstores which sell press products, tobacco, and consumer products for everyday needs as well as impulse purchases • Main areas of geographic exposure are Switzerland and Germany, with minority presence in the US, Netherlands, Austria, and Luxembourg • Valora acquired BackWerk Management in 2017 for ~$211m • Major shareholders include Ditsch Ernst Peter (15.93%), one of Valora's board members[3]

Source: FactSet as of 8/5/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

2 Airport count includes 433 international units outside of the UK. High Street stores sell stationary, gifts, news, magazines, and books and are less focused on convenience offers and products which are found within Travel units.

3 Ditsch Ernst Peter sold his company (Ditsch/Brezelkonig Group) in an equity only transaction to Valora in 2012, granting Peter 635,599 shares.

LAZARD 32

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Convenience Store Peers

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
Couche-Tard	**EV:** $43,147 | **MV:** $39,173 **Sales:** $55,725 **EBITDA:** $4,096	Other 1% Merchandise Sales 27% Fuel Sales 72% Revenue by operating segment	• Couche-Tard, Inc. is headquartered in Laval, Canada and operates traditional convenience stores engaged in the sale of products such as fresh foods, fast foods, gasoline, ATMs, lottery tickets, newspapers, and magazines • Primary areas of geographic operation include Canada, Scandinavia, Ireland, Poland, and the US • Significant acquisitions include Imperial Oil's retail assets from Exxon Mobil for ~$1.6bn in 2016 • Public / dispersed ownership
SEVEN&i HOLDINGS	**EV:** $24,846 | **MV:** $27,577 **Sales:** $62,162 **EBITDA:** $6,264	Department Store 8% Other 9% Domestic Convenience 14% Superstore Operations 28% Overseas Convenience 41% Revenue by operating segment	• Seven & i Holdings Co., Ltd. is headquartered in Tokyo, Japan and engages in the planning, management, and operation of its convenience and department stores • Primary areas of geographic operation include Japan, the US, Canada, China & Hong Kong • The company recently acquired Marathon's Speedway business for $21bn; also divested Shaddy Co. for ~$2bn in 2018 and Sogo & Seibu department stores for ~$15bn in 2017 • Major stakeholders include Ito Kogyo Kk (7.77%)
CASEY'S	**EV:** $7,656 | **MV:** $6,324 **Sales:** $9,235 **EBITDA:** $648	Other 1% Prepared Food 12% Merchandise Sales 27% Fuel Sales 60% Revenue by operating segment	• Casey's General Stores, Inc. is headquartered in Ankeny, Iowa and engages in the management and operation of convenience stores and gasoline stations • Operations and stores are exclusively based in the US • Recent acquisitions include the purchase of Kabredlos, Inc. convenience stores for ~$46m in 2010 • Major stakeholders include T. Rowe Price Associates (13.76%) and The Vanguard Group (10.94%)
MURPHY USA	**EV:** $4,861 | **MV:** $4,097 **Sales:** $14,035 **EBITDA:** $423	Merchandise Sales 19% Petroleum Products 81% Revenue by operating segment	• Murphy USA, Inc. is based in El Dorado, Arkansas and engages in the motor fuel products and convenience merchandise markets through retail stores • Operations and stores are exclusively based in the US • Recent divestitures include Hankinson Renewable Energy for ~$173m in 2013 • Major stakeholders include The Vanguard Group (10.45%) and BlackRock Fund Advisors (10.44%)

LAZARD

Source: FactSet as of 8/5/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

33

PROJECT RIVER ADDITIONAL SUPPORTING MATERIALS

Selected Contract Catering Peers

($ in millions)

Company	Key Metrics[1]	Segment Breakdown	Company Overview
COMPASS GROUP	**EV:** $32,239 | **MV:** $27,238 **Sales:** $30,262 **EBITDA:** $2,770	Defence & Remote 7% Other 13% Business & Industry 39% Health care 23% Education 18% Revenue by operating segment	• Compass Group is headquartered in Chertsey, the United Kingdom and engages in the provision of food service and support services • Main areas of geographic exposure include the US, the UK, Canada & China • Recent acquisitions include Fazer Food Services for ~$425m in 2019 and a minority stake in Unidine Corp. for ~$227m in 2017 • Public / dispersed ownership
sodexo	**EV:** $13,509 | **MV:** $11,063 **Sales:** $23,924 **EBITDA:** $1,479	Other 2% Business & Admin 27% On-site Services 49% HealthCare 12% Education 10% Revenue by operating segment	• Sodexo is headquartered in France and engages in the provision of on-site services, benefits & rewards services, and personal & home care services • Significant areas of geographic exposure include the US, France, China & Japan • Recent acquisitions include Centerplate, Inc. for ~$575m in 2017 • Major shareholders include the Bellon Family, with a ~42% stake
aramark	**EV:** $12,308 | **MV:** $5,404 **Sales:** $15,459 **EBITDA:** $1,394	Uniform Apparel 16% Food & Support Services International 23% Food & Support Services US 61% Revenue by operating segment	• Aramark is headquartered in Philadelphia, PA and engages in the provision of food, facilities, and uniform services for school districts, healthcare facilities, and other businesses • Operations are primarily based out of the US, with some exposure in China, Japan, and Germany • Recent acquisitions include Filterfresh Coffee Service from Green Mountain Coffee Roasters for ~$145m in 2011 • Public / dispersed ownership
elior group	**EV:** $1,677 | **MV:** $1,021 **Sales:** $5,314 **EBITDA:** ($265)	Healthcare 25% Business & Industry 43% Education 32% Revenue by client market	• Elior Group SA is headquartered in Paris, France and engages in the provision of contract and concession catering services within the following sectors: Contract Catering & Support Services and Concession Catering & Travel Retail • Significant areas of geographic exposure include France, the US, and China • Elior Group divested Areas Restauration Services SAS to PAI Partners SAS for ~$1.5bn in 2019 • Major stakeholders include Bim Sas (20.17%) and Cuatrecasas Figueras Emilio (7.66%)

LAZARD

Source: FactSet as of 8/5/2020, Public information.

1 Non-trading key metrics based on 2019 figures, unless otherwise stated.

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